CONFIDENTIAL INFORMATION OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
                      ASTERISKS (*) DENOTE SUCH OMISSIONS


                        EXTENSION AND AMENDMENT AGREEMENT


     THIS EXTENSION AND AMENDMENT AGREEMENT is made as of October 1, 1991 by Northwest aluminum Company, an Oregon corporation ("NAC"), and Clarendon Ltd., a Zug, Switzerland corporation acting though its Connecticut branch ("Clarendon").

                                    Recitals

     A. NAC and Clarendon have entered into an Aluminum Toll Conversion Agreement dated as of September 15, 1986 (the "1986 Toll Agreement") pursuant to which Clarendon is currently providing NAC's alumina requirements for both Potline Nos. 1 and 2 as provided therein, and NAC is converting such alumina into aluminum as provided therein.

     B. The parties now wish to extend the terms of the 1986 Toll Agreement for an additional four years, and to amend certain of the terms of the 1986 Toll Agreement in connection with such extension.

                               Terms of Agreement

     Section 1. Defined Terms. Terms defined in the 1986 Toll Agreement shall have the same meanings for purposes of this Agreement.

     Section 2. Extension Period.

          2.1 The term of the 1986 Toll Agreement shall be extended for an additional four year period, which shall commence on October 1, 1991 and end on September 30, 1995 (the "Extension Period"), and, except as specifically amended by this Agreement, all of the terms and conditions of the 1986 Toll Agreement shall continue to be binding on each of the parties during the Extension Period.

          2.2 It is agreed that, in accordance with the foregoing:

               (i) Clarendon shall provide the Smelter's entire Alumina requirements (that is, for both Potline Nos. 1 and 2) during the Extension Period;

               (ii) NAC shall Convert the same and make the necessary Aluminum Deliveries to Clarendon in the manner required under the 1986 Toll Agreement;

               (iii) For purposes of Section 3.1.3 of the 1986 Toll Agreement, the parties shall agree by September 30, 1991 on the schedule for Alumina Deliveries and the amount of Alumina inventory required at the Smelter both during the final calendar quarter of 1991 and during calendar year 1992;

               (iv) Clarendon shall continue through December 31, 1991 to take offgrade Aluminum as per the parties' agreement dated March 2, 1988, with all discounts for such offgrade. Aluminum to be as set forth in item 3 of that agreement, and any taking of offgrade Aluminum after December 31, 1991 shall be at Clarendon's option and subject to the parties' mutual agreement and their renegotiation of such discounts; and

               (v) Notwithstanding any provisions of the 1986 Toll Agreement (as amended hereby) to the contrary, NAC shall have the option to deliver Aluminum from other production facilities in place of Aluminum from the Smelter, provided that Clarendon may require that certain specific shipments be composed of Aluminum from the Smelter.

     Section 3. Amendments to 1986 Toll Agreement. Effective upon the commencement of the Extension Period, the following provisions of the 1986 Toll Agreement shall be amended in the following manner:

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
          3.1 The term "Renewal Tonnage" shall mean, during the Extension Period, all Aluminum required to be produced from the Alumina Deliveries referred to in Section 2 of this Agreement.

          3.2 Section 2.1.2 of the 1986 Toll Agreement shall be amended by adding the following sentence at the end thereof:


          "In addition, during all periods after October 1, 1991 NAC shall use its best efforts and take all reasonable steps to ensure that the output of the Smelter shall be approximately eighty-two thousand (82,000) MT of Aluminum per twelve-month period, subject to Clarendon's satisfying its Alumina Delivery obligations under Section 3.1.4, and NAC further agrees not to reduce production at the Smelter below such minimum amount (other than due to Clarendon's failure to satisfy such obligations, or by reason of force majeure and subject to NAC's compliance with Article 8) without Clarendon's prior written consent."

          3.3 Section 3.3 of the 1986 Toll Agreement shall be amended by adding NALCO (Indian Alumina) as an additional permitted source of Alumina.

          3.4 Section 4.2.3 of the 1986 Toll Agreement (it being recognized that there is no Section 4.2.2) shall be amended by adding an additional clause (iii) as follows:

          "(iii) Notwithstanding the foregoing, it is agreed that, effective from and including October 1, 1991, (a) the additional charge payable for Aluminum homogenized extrusion billet under this Section 4.2.3 shall be a flat $*** (*** cents) per Pound, and (b) Clarendon may request that Aluminum be delivered in the form of A356.2 (Foundry), modified or unmodified, for which the additional charge payable under this Section 4.2.3 shall be a flat $*** (*** cents) per Pound."

          3.5 Section 6.1.2 of the 1986 Toll Agreement shall be amended by deleting the phrase "the greater of" as well as clauses (i) and (ii) immediately following that phrase, and inserting in the place of that deleted text the following:

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
          "(i) for the last calendar quarter of 1991, *** percent (***%) of the average of the "Aluminum Metal Price" (as defined in Section 6.1.4) applicable for the months of August and September 1991, as more fully provided in Section 6.1.4, and (ii) thereafter, *** percent (***%) of the "Aluminum Metal Price" (as defined in Section 6.1.4) applicable for the three calendar months in the calendar quarter immediately preceding the calendar quarter in which the Aluminum Delivery occurs, as more fully provided in Section 6.1.4.".

     3.6  Section 6.1.4 of the 1986 Toll Agreement shall be amended as follows:

          3.6.1 by deleting the text of the initial paragraph preceding clause
(i) (up to but not including the words "subject to") and inserting in the place of the deleted text the following:

          "For purposes of this Section 6.1, "Aluminum Metal Price" means (a) for Aluminum Deliveries occurring in the fourth calendar quarter of 1991, the arithmetic average of the settlement prices for aluminum on the London Metal Exchange ("LME"), for each LME trading day during the months of August and September 1991, as published in "Metal Bulletin" as the seller's Midday official price for that day under the caption "Daily Metal", and (b) thereafter, the arithmetic average of the settlement prices for aluminum on the LME, for each LME trading day during the three calendar months in the calendar quarter immediately preceding the calendar quarter in which the Aluminum Delivery occurs, as published in "Metal Bulletin" as the seller's Midday official price for that day under the caption "Daily Metal",";

          3.6.2 by deleting the text of clause (i) commencing with the words "and LME three month seller's prices" through the end of clause (i); and

          3.6.3 by deleting the first two sentences of clause (iii) and inserting in the place of the deleted text the following:

          "If the LME ceases to trade aluminum or ceases to publish the reference price specified in clause (i), the "Aluminum Metal

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



          Price* shall mean the generally accepted substitute for LME reference prices.".

          3.7 Section 6.3 of the 1986 Toll Agreement shall be amended by deleting the text thereof and inserting in the place of the deleted text the following:

          "Each of NAC's invoices shall be payable in Dollars in immediately available funds ten (10) days after Clarendon's receipt of such invoice through March 31, 1992, and each invoice received by Clarendon after March 31, 1992 shall be payable in Dollars in immediately available funds thirty (30) days after Clarendon's receipt of such invoice; provided that if any payment date is a Saturday, Sunday or day of which banks in Oregon or New York are authorized or required to close, payment shall be due on the next day which does not constitute any of the foregoing. Each payment shall be provisional and subject to Clarendon's right to audit and challenge NAC's determination of quality and quantity or calculation of amounts payable."

     Section 4. Miscellaneous.

          4.1 Ratification of 1986 Toll Agreement as Amended. The 1986 Toll Agreement, as specifically amended by this Agreement, is hereby ratified in all respects, and, effective upon the commencement of the Extension Period, the term "this Agreement" as used in the 1986 Toll Agreement shall be deemed to refer to the 1986 Toll Agreement as amended hereby.

          4.2 No Implied Amendments, Undertakings or Waivers. No additional amendment of the 1986 Toll Agreement, nor any undertaking to further amend or extend the 1986 Toll Agreement, nor any waiver of any right or remedy arising under the 1986 Toll Agreement prior to the Extension Period, shall be implied from the fact that the parties have agreed to the terms of this Agreement.

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
          4.3 Incorporation of Provisions of Article 14 of the 1986 Toll Agreement. The terms of Sections 14.1 [entire agreement; amendment], 14.3 [governing law, etc.], 14.6 [illegality; severability], 14.7 [no brokers, etc.] and 14.8 [counterparts) of the 1986 Toll Agreement are incorporated into this Agreement as if fully stated herein.

          4.4 Interpretation. The parties acknowledge that this Agreement has been the subject of full opportunity for negotiation and amendment, and that the party which has assumed initial responsibility for drafting this Agreement shall not suffer adverse construction of any terms or language thereof because of such role.

                                    Execution

     IN WITNESS WHEREOF# each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, in each case effective as of the date first written above.

                                    NORTHWEST ALUMINUM COMPANY



                                    By         BRETT WILCOX
                                       -----------------------------------------
                                    Name:      Brett Wilcox
                                    Title:     President



                                    CLARENDON LTD.


                                    By  S. D. TRINCA
                                    Name:  ___________________________________
                                    Title:     Authorized Signatory


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